UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Diligent Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Diligent Corporation.

Pursuant to Rule 14a-6

of the Securities Exchange Act of 1934

Commission File No.: 000-53205

Diligent provides update on date of delisting

Wellington, New Zealand — April 11, 2016 — Diligent Corporation (NZX: DIL) provides the below update in connection with the merger between itself and entities affiliated with funds managed by Insight Venture Partners, LLC (Merger), pursuant to that certain Agreement and Plan of Merger among Diamond Parent Holdings, Corp. (Parent), Diamond Merger Sub I, Corp. (Merger Sub I), Diamond Merger Sub II, Corp. (Merger Sub II) and Diligent, dated as of 12 February 2016 (Merger Agreement).

Timing of Delisting and Trading Halt: Diligent announced on 1 April 2016 that if the Merger is approved by Diligent’s stockholders at the special meeting of stockholders to be held on 13 April 2016 (New Zealand time) (Special Meeting) and the other conditions described in that announcement have been satisfied, Diligent would be delisted at the close of business of the NZX Main Board on Wednesday 13 April 2016 (New Zealand time).

However, it is now contemplated that if the Merger is approved at the Special Meeting and the other conditions to closing the Merger are satisfied or waived (other than the delisting) Diligent will be delisted from the NZX Main Board on the close of business on Thursday 14 April 2016 (New Zealand time).

The trading halt to be put into place on the close of trading on Monday 11 April 2016 (New Zealand time) will remain in effect until:

•                  an announcement by Diligent that the Merger has not been approved at the Special Meeting by the stockholders of Diligent (at which time trading in Diligent’s ordinary shares will resume);

•                  the delisting of Diligent; or

•                  NZX, in its discretion, removes the trading halt following the Special Meeting.

Satisfaction of Conditions: It is expected that if the Merger is approved by the stockholders of Diligent at the Special Meeting, all of the other conditions to closing (other than the delisting itself) will be satisfied or waived by the time Diligent is delisted from the NZX Main Board.

Closing Date: Once the conditions to closing are satisfied and Diligent is delisted from the NZX Main Board, the closing of the Merger will occur on the day immediately following the delisting (i.e. Friday 15 April 2016 (New Zealand time)).

Safe Harbor Statement

This announcement may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, the accuracy of which is necessarily subject to risks and uncertainties. These statements use words such as “expect,” “anticipate,” “intend,” “plan,” “believe” and other words of similar meaning. All forward looking statements are subject to risks and uncertainties including, without limitation, that the Merger may not be consummated within the expected time period or at all because of a number of factors, including the failure to obtain stockholder approval; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; or the failure to satisfy closing conditions to the Merger.  Factors that may affect the business or financial results of Diligent are described in the risk factors and other disclosures in Diligent’s Annual Report on Form 10-K for the fiscal year ended 31 December 2015, filed with the U.S. Securities and Exchange Commission (SEC) on 14 March 2016 (New York time), and other filings with the SEC, which are available at www.sec.gov. Diligent specifically disclaims any obligation to update its forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Diligent by affiliates of funds managed by Insight Venture Partners, LLC.  The Merger will be submitted to shareholders of Diligent for their consideration.  In connection therewith, Diligent filed a definitive proxy statement and other documents with the SEC on 15 March 2016 (New York time) (the Proxy Statement), and intends to file further relevant materials with the SEC as necessary. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, SHAREHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT REGARDING THE MERGER IN ITS ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT DILIGENT MAY FILE WITH THE SEC AND NZX CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The Proxy Statement, and any and all documents filed by Diligent with the SEC, may also be obtained for free at the SEC’s website at www.sec.gov and documents filed with NZX, may also be obtained for free at the NZX’s website www.nzx.com/markets/NZSX/securities/DIL. In addition, shareholders may obtain free copies of the Proxy Statement and other documents filed with the SEC by Diligent at the Investor Relations section of Diligent’s website at www.diligent.com or by contacting Diligent’s Investor Relations Department at 0800 995 082 (NZ toll free) or +64 4 894 6912 (International).

Diligent and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding Diligent’s directors and executive officers is contained in Diligent’s proxy statement for its 2015 Annual Meeting of Shareholders, which was filed with the SEC on 19 March 2015 (New York time) and supplemented on 10 April 2015 (New York time). Shareholders may obtain more detailed information regarding the direct and indirect interests of Diligent and its executive officers and directors, by securities holdings or otherwise, in the Merger by reading the Proxy Statement.

About Diligent (NZX: DIL)

Diligent is the leading provider of secure corporate governance and collaboration solutions for boards and senior executives. Over 3,900 clients in more than 60 countries and on all seven continents rely on Diligent to provide secure, intuitive access to their most time-sensitive and confidential information, ultimately helping them make better decisions. The Diligent Boards (formerly Diligent Boardbooks) solution speeds and simplifies how board materials are produced, delivered and collaborated on via any device, removing the security concerns of doing this by courier, email and file sharing. Diligent is a publicly listed company (NZX:DIL). Visit www.diligent.com to learn more.

Investor inquiries:	Media inquiries
Sonya Fynmore NZ toll free: 0800 995 082	Geoff Senescall Ph: + 64 21 481 234
International: +64 4 894 6912 sfynmore@diligent.com